UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2005

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Change of Control Agreements

On December 12, 2005, upon the recommendation of the Compensation and Human Resources Committee of Radian’s Board of Directors, Radian entered into a new change of control agreement with three of its executive officers — Stephen Cooke, President of Radian Asset Assurance Inc., Radian’s principal financial guaranty subsidiary, Suzanne Hammett, Executive Vice President, Chief Risk Officer of Radian and Robert E. Croner, Senior Vice President, Human Resources of Radian.

The new change of control agreement supersedes each existing change of control agreement between Radian and each of the three executive officers. The new change of control agreement effectively amends the terms of the superseded agreements, among other things, to:

•	modify the definition of “change of control” to include any merger, consolidation, or share exchange consummated by Radian that results in a new group of stockholders holding a majority of the voting shares;

•	increase the period during which a qualifying termination may occur to six months before and three years after a change of control;

•	provide for full vesting upon a change of control of all phantom equity rights previously granted to the executive;

•	increase the amount to which the executive is entitled upon a qualifying termination to two times the amount of (a) the executive’s then current annual base compensation, plus (b) the bonus received by the executive for the most recently ended fiscal year (annualized where applicable);

•	require the executive to provide, on a limited basis, consulting services to Radian for a period of one year following notice of a qualifying termination, unless the consulting services would materially impair the executive’s ability to perform in any subsequent full-time employment; and

•	prohibit the executive, while employed by Radian and for a period of one year following notice of a qualifying termination, from directly or indirectly soliciting any employee of Radian to leave such employment.

A form of the new change of control agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 “Entry into a Material Definitive Agreement—Change of Control Agreements” as if fully set forth herein.

Deferred Compensation Plans

On December 12, 2005, upon the recommendation of the Compensation and Human Resources Committee of Radian’s Board of Directors, Radian amended and restated both its Voluntary Deferred Compensation Plan for Officers and its Voluntary Deferred Compensation Plan for Directors. The amendments are intended to comply with Section 409A of the Internal

Revenue Code of 1986, as amended, which was enacted as part of the American Jobs Creation Act of 2004 and established certain requirements for deferred compensation arrangements.

The amendments provide for different treatment under the plans of amounts deferred in 2004 or earlier and those amounts deferred after 2004. For amounts deferred in 2004 or earlier, participants may elect to roll over or re-defer such amounts for an additional period of not less than two years by making a binding election before the year in which such amounts are payable. For amounts deferred after 2004, the minimum roll over period is five years and the binding election to defer must be made at least one year before the year in which the benefit is payable. In addition, pursuant to the amendments, participants may at any time elect to receive all or any part of amounts deferred after 2004, plus earnings, if the funds are needed in connection with an “unforeseeable emergency” as determined by the Compensation and Human Resources Committee of Radian’s Board of Directors or, in the case of an officer, upon termination by the officer of his or her employment with Radian. Amounts deferred in 2004 or earlier also may be withdrawn at any time, but only in an amount equal to the entire amount of such deferral, plus earnings, and less a 10% early withdrawal penalty.

The Amended and Restated Voluntary Deferred Compensation Plans are filed as Exhibits 10.2 and 10.3 to this report and are incorporated into this Item 1.01 “Entry into a Material Definitive Agreement—Deferred Compensation Plans” as if fully set forth herein.

First Amendment to Credit Agreement

On December 15, 2005, Radian entered into a first amendment (the “First Amendment”) to its $400 million unsecured revolving credit facility (the “Credit Agreement”) dated December 16, 2004, by and among Radian Group Inc., Keybank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, Letter of Credit Issuer, and Swingline Lender, Bank of America, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Barclays Bank PLC as Documentation Agent and the banks and other financial institutions serving as lenders under the Credit Agreement (collectively, the “Lenders”).

The Credit Agreement is comprised of a $300 million five-year facility that expires December 16, 2009 and a $100 million 364-day facility that, before giving effect to the First Amendment, was to expire on December 15, 2005. The First Amendment, by and among Radian, Keybank National Association, as Administrative Agent, and the Lenders, amends the Credit Agreement to extend the expiration date of the 364-day facility from December 15, 2005 to December 14, 2006. All other terms and conditions of the Credit Agreement remain unchanged and in full force and effect. A copy of the First Amendment is filed as Exhibit 10.4 to this report and is incorporated into this Item 1.01 “Entry into a Material Definitive Agreement—First Amendment to Credit Agreement” as if fully set forth herein.

Certain of the Lenders and other parties to the First Amendment, and their affiliates, have in the past provided, and may in the future provide investment banking, underwriting, lending, commercial banking and other advisory services to Radian and its subsidiaries. Such Lenders and other parties have received, and may in the future receive, customary compensation from Radian and its subsidiaries for such services.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement—Change of Control Agreements” above is incorporated by reference into this Item 1.02 as if fully set forth herein.

The change of control agreements between each of the three executive officers and Radian, dated November 9, 2004 (Mr. Croner), July 11, 2005 (Ms. Hammett) and July 19, 2005 (Mr. Cooke) were terminated on December 12, 2005, effective upon execution of the new change of control agreements as discussed in Item 1.01. “Entry into a Material Definitive Agreement—Change of Control Agreements” above. Radian did not incur any termination penalties in connection with termination of the change of control agreements. A form of the terminated change of control agreement between Radian and Mr. Croner (striking the words “2.0 times” from Section 3(b)), Ms. Hammett (replacing the words “2.0 times” with “1.5 times” in Section 3(b)) and Mr. Cooke (striking the words “2.0 times” from Section 3(b)) is filed as Exhibit 10.3 to Radian’s Form 10-K for the year ended December 31, 2001 and is incorporated into this Item 1.02 as if fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement—First Amendment to Credit Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

+*10.1	Form of Change of Control Agreement, dated December 12, 2005, between Radian Group Inc. and each of Stephen Cooke, Suzanne Hammett and Robert E. Croner.

+*10.2	Radian Group Inc. Amended and Restated Voluntary Deferred Compensation Plan for Officers.

+*10.3	Radian Group Inc. Amended and Restated Voluntary Deferred Compensation Plan for Directors.

*10.4	First Amendment to Credit Agreement, dated December 15, 2005, by and among Radian Group Inc., Keybank National Association, as Administrative Agent, and the banks and other financial institutions serving as lenders under the Credit Agreement.

+	Management contract.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: December 16, 2005	By:	/S/ EDWARD J. HOFFMAN
Edward J. Hoffman
Vice President, Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
+*10.1	Form of Change of Control Agreement, dated December 12, 2005, between Radian Group Inc. and each of Stephen Cooke, Suzanne Hammett and Robert E. Croner.

+*10.2	Radian Group Inc. Amended and Restated Voluntary Deferred Compensation Plan for Officers.

+*10.3	Radian Group Inc. Amended and Restated Voluntary Deferred Compensation Plan for Directors.

*10.4	First Amendment to Credit Agreement, dated December 15, 2005, by and among Radian Group Inc., Keybank National Association, as Administrative Agent, and the banks and other financial institutions serving as lenders under the Credit Agreement.

+	Management contract.

*	Filed herewith.